Table of Contents

As filed with the Securities and Exchange Commission on December 27, 2023

Registration No. ______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GROM SOCIAL ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	7370	46-5542401
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

2060 NW Boca Raton Blvd., Suite #6

Boca Raton, Florida 33431

(561) 287-5776

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Darren Marks

Chief Executive Officer

Grom Social Enterprises, Inc.

2060 NW Boca Raton Blvd., Suite #6

Boca Raton, Florida 33431

(561) 287-5776
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:

Joseph M. Lucosky, Esq.

Soyoung Lee, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

(732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 27, 2023

Up to 6,861,666 Shares of Common Stock

GROM SOCIAL ENTERPRISES, INC.

This prospectus relates to the offer and resale, from time to time, of up to an aggregate of 6,861,666 shares of our common stock, par value $0.001 per share, consisting of:

(i)	5,347,594 shares of common stock issuable upon the conversion of a convertible promissory note of the Company (the “Note”), having an initial principal amount of $4,000,000, sold in a private placement offering (the “Offering”) pursuant to a securities purchase agreement, dated November 9, 2023 and as amended November 20, 2023 (the “SPA”), entered into by and between the Company and the purchaser named therein (the “Selling Stockholder”); and

(ii)	(a) 757,036 shares of common stock issuable upon the exercise of 757,036 warrants at an exercise price of $1.78 per share of common stock (the “Warrant As”) issued in the Offering to the Selling Stockholder; and (b) 757,036 shares of common stock issuable upon the exercise of 757,036 warrants at an exercise price of $0.001 per share of common stock (the “Warrant Bs”, together with the Warrant As, the “Warrants”) issued in the Offering to the Selling Stockholder.

We are not selling any securities under this prospectus and we will not receive proceeds from the sale of the shares of our common stock by the Selling Stockholder. However, we may receive proceeds from the cash exercise of the Warrants, which if exercised in cash at the current exercise price with respect to all Warrants, would result in gross proceeds to us of approximately $1.3 million.

We will pay the expenses of registering the shares of common stock offered by this prospectus, but all selling and other expenses incurred by the Selling Stockholder will be paid by the Selling Stockholder. The Selling Stockholder may sell our shares of common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the Selling Stockholder may sell shares will be determined by the prevailing market price for our common stock or in negotiated transactions.

Our common stock is quoted on The Nasdaq Capital Market, or Nasdaq, under the symbol “GROM.” On December 26, 2023, the last reported sale price for our common stock on Nasdaq was $1.12 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2023.

GROM SOCIAL ENTERPRISES, INC.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated herein by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the selling stockholder named herein (the “Selling Stockholder”) have authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference into this prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference into this prospectus is current only as of their respective dates or on the date or dates that are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholder is not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the Selling Stockholder have done anything that would permit this offering (the “Offering”) or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus are required to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus applicable to that jurisdiction.

If required, each time the Selling Stockholder offers shares of common stock, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize the Selling Stockholder to use one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this Offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Documents by Reference” before buying any of the securities offered.

Unless the context otherwise requires, the terms “the Company,” “we,” “us” and “our” refer to Grom Social Enterprises, Inc. and our subsidiaries.

Unless otherwise indicated, information contained in this prospectus or incorporated by reference herein concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

When used in this prospectus, including the documents that we have incorporated by reference, in future filings with the SEC or in press releases or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our trends, liquidity and capital resources, among others, contain forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Examples of forward-looking statements include, but are not limited to, statements about the following:

•	our prospects, including our future business, revenues, expenses, net income, earnings per share, gross margins, profitability, cash flows, cash position, liquidity, financial condition and results of operations, our targeted growth rate and our goals for future revenues and earnings;

•	the potential impact of COVID-19 on our business and results of operations;

•	the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions;

•	the effects of fluctuations in sales on our business, revenues, expenses, net income, earnings per share, margins, profitability, cash flows, capital expenditures, liquidity, financial condition and results of operations;

•	our products and services, including their quality and performance in absolute terms and as compared to competitive alternatives, and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

•	our markets, including our market position and our market share;

•	our ability to successfully develop, operate, grow and diversify our operations and businesses;

•	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

•	our ability to maintain, protect, and enhance our brand and intellectual property;

•	the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability of borrowings under our credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

•	the value of our assets and businesses, including the revenues, profits and cash flows they are capable of delivering in the future;

•	the effects on our business operations, financial results, and prospects of business acquisitions, combinations, sales, alliances, ventures and other similar business transactions and relationships;

•	industry trends and customer preferences and the demand for our products and services; and

•	the nature and intensity of our competition, and our ability to successfully compete in our markets.

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These statements are necessarily subjective, are based upon our current plans, intentions, objectives, goals, strategies, beliefs, projections and expectations, and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly-available information with respect to the factors upon which our business strategy is based, or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that may cause actual results, our performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include, without limitation, those discussed under the caption “Risk Factors” in this prospectus as well as other risks and factors identified from time to time in our SEC filings.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. We urge you to read this entire prospectus and the documents incorporated by reference herein carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read the section of this prospectus entitled “Risk Factors” for more information about important risks that you should consider before investing in our common stock. All share and per share information in this prospectus reflects the reverse stock split of our outstanding common stock at a ratio of 1-for-20 effected on September 7, 2023 unless noted otherwise.

Overview

We were incorporated in the State of Florida on April 14, 2014 under the name “Illumination America, Inc.”

On August 17, 2017, we acquired Grom Holdings, Inc., a Delaware corporation (“Grom Holdings”), pursuant to a share exchange agreement (the “Share Exchange Agreement”) entered into on May 15, 2017 (the “Share Exchange”). In connection with the Share Exchange, the Company acquired 100% of the outstanding shares of capital stock of Grom Holdings from Grom Holdings’ stockholders in exchange for an aggregate of 5,774 shares of common stock, par value $0.001 per share, of the Company. As a result of the Share Exchange, the stockholders of Grom Holdings acquired approximately 92% of the Company’s then-issued and outstanding shares of common stock and Grom Holdings became a wholly-owned subsidiary of the Company. In connection with the Share Exchange, on August 17, 2017, we changed our name to Grom Social Enterprises, Inc.

We are a media, technology and entertainment company that focuses on (i) delivering content to children under the age of 13 years in a safe secure platform that is compliant with the Children’s Online Privacy Protection Act (“COPPA”) and can be monitored by parents or guardians, (ii) creating, acquiring, and developing the commercial potential of Kids & Family entertainment properties and associated business opportunities, (iii) providing world class animation services, and (iv) offering protective web filtering solutions to block unwanted or inappropriate content. We conduct our business through our following subsidiaries:

•	Grom Social, Inc. (“Grom Social”), incorporated in the State of Florida on March 5, 2012, operates our social media network designed for children under the age of 13 years.

•	TD Holdings Limited (“TD Holdings”), incorporated in Hong Kong on September 15, 2005, operates through its two wholly-owned subsidiaries: (i) Top Draw Animation Hong Kong Limited, a Hong Kong corporation (“Top Draw HK”), and (ii) Top Draw Animation, Inc., a Philippines corporation (“Top Draw Philippines”). The group’s principal activities are the production of animated films and television series.

•	Grom Educational Services, Inc. (“GES”), incorporated in the State of Florida on January 17, 2017, operates our web filtering services provided to schools and government agencies.

•	Grom Nutritional Services, Inc. (“GNS”), incorporated in the State of Florida on April 19, 2017, intends to market and distribute nutritional supplements to children. GNS has been nonoperational since its inception.

•	Curiosity Ink Media, LLC (“CIM”), organized in the State of Delaware on January 5, 2017, develops, acquires, builds, grows and maximizes the short, mid and long-term commercial potential of kids and family entertainment properties and associated business opportunities.

We own 100% of each of Grom Social, TD Holdings, GES and GNS, and 80% of CIM.

Recent Developments

PIPE Offering and Related Waiver

On January 25, 2023, we consummated a private placement (the “PIPE Offering”) pursuant to the terms of the Securities Purchase Agreement, dated as of January 25, 2023 (the “2023 SPA”) that we entered into with institutional investors, in which we issued (i) 5,000 shares of common stock; (ii) 66,372 purchase warrants (the “Purchase Warrants”) to purchase an aggregate of 116,151 shares of common stock; and (iii) 61,372 pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 61,372 shares of common stock. The purchase price of each share of common stock and associated Purchase Warrant was $45.20. The purchase price of each Pre-Funded Warrant was $45.00. The aggregate gross proceeds of the PIPE Offering was approximately $3.0 million, before deducting fees to the placement agent and other expenses payable by us. EF Hutton, division of Benchmark Investments, LLC, acted as the exclusive placement agent in connection with the PIPE Offering.

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In connection with the PIPE Offering, we entered into a Waiver (the “Waiver”) with L1 Capital Global Opportunities Master Fund (“L1”) waiving certain provisions of the Securities Purchase Agreement, dated as of September 14, 2021 (the “2021 SPA”), by and between us and L1. Pursuant to the terms of the Waiver, L1 waived certain provisions of the 2021 SPA and in consideration thereof, we (i) issued 7,500 purchase warrants substantially similar to the Purchase Warrants issued in connection with the 2023 SPA; and (ii) paid a cash fee of $50,000 to L1.

Pursuant to the 2023 SPA, we were obligated to hold a special stockholders’ meeting no later than 60 days following the date of the Purchase Agreement to solicit the approval of the issuance of the shares, Warrants and the shares of common stock underlying the Warrants in compliance with the rules of The Nasdaq Stock Market LLC (without regard to any limitations on exercise set forth in the Warrants or the Pre-Funded Warrants. On March 27, 2023, we held a special meeting of stockholders and the stockholders approved the PIPE Offering.

In connection with the PIPE Offering, we entered into a Registration Rights Agreement with the investors, dated January 25, 2023 (the “PIPE Registration Rights Agreement”). The PIPE Registration Rights Agreement provided that we shall file a registration statement covering the resale of all of the Registrable Securities (as defined in the PIPE Registration Rights Agreement) with the SEC. The Registration Statement was filed and declared effective by the SEC on February 9, 2023.

Registered Offering

On September 7, 2023, we sold an aggregate 946,000 units (the “Units”) at a price of $3.00 per Unit and 54,000 pre-funded units (the “Pre-Funded Units”) at a price of $2.999 per Pre-Funded Unit, with (a) each Unit consisting of: (i) one share of common stock, par value $0.001 per share; (ii) one Series A Warrant (the “Series A Warrant”); and (iii) one Series B Warrant. (“Series B Warrant,” together with Series A Warrant, the “Registered Offering Warrants”), each Registered Offering Warrant to purchase one share of common stock at $3.00 per share (100% of the offering price per Unit); and (b) each Pre-Funded Unit consisting of: (i) one pre-funded warrant (the “Pre-Funded Warrant”) exercisable for one share of common stock at $0.001; (ii) one Series A Warrant; and (iii) one Series B Warrant, identical to the Registered Offering Warrants in the Unit. The Registered Offering Warrants are immediately exercisable and will expire on the fifth anniversary of the original issuance date. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. We received approximately $3.0 million in gross proceeds from the Offering, prior to deducting the underwriting discount and commission and other estimated offering expenses payable by us.

Pursuant to the Underwriting Agreement, we granted the Underwriter a 45-day option to purchase up to 150,000 shares of Common Stock and/or Pre-Funded Warrants to purchase 150,000 shares of common stock and/or Registered Offering Warrants to purchase 150,000 shares of common stock to cover over-allotments.

The Underwriting Agreement contains customary representations and warranties by us, conditions to closing, indemnification obligations of our Company and the underwriters, “lock-up” agreements where we and each officers, directors and 5% shareholders of our Company have agreed with the Underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into Common Stock for a period of 90 days from the commencement of sale under the final prospectus relating to the Offering.

Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard

On April 10, 2023, we received a deficiency letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that, based upon the closing bid price of our common stock for the last 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”). The Notice had no immediate effect on the continued listing status of our common stock on Nasdaq, and, therefore, our listing remained fully effective. We were provided a compliance period of 180 calendar days from the date of the Notice, or until October 9, 2023, to regain compliance with Nasdaq Listing Rule 5550(a)(2).

On September 21, 2023, we received a compliance letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC notifying us that the closing bid price of our common stock had been at $1.00 per share or greater for the last 10 consecutive business days and thus we have regained compliance with Listing Rule 5550(a)(2) and the matter is now closed.

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Reverse Stock Split

On June 23, 2023, our Board and shareholders approved the granting of authority to the Board to amend our articles of incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, by a ratio of no less than 1-for-2 and no more than 1-for-20, with the exact ratio to be determined by the Board in its sole discretion, and with such reverse stock split to be effective at such time and date, if at all, as determined by the Board in its sole discretion. On September 7, 2023, our Board effected a 1-for-20 reverse stock split in connection with the continued listing of our common stock on Nasdaq.

The reverse stock split will not have any impact on the number of authorized shares of common stock, which shall remain at 500,000,000 shares.

Entry into a Securities Purchase Agreement with Generating Alpha

On November 9, 2023, we entered into the SPA (as amended on November 20, 2023) with Generating Alpha Ltd., the Selling Stockholder, pursuant to which we have agreed to sell two convertible promissory notes, with each note having an initial principal amount of $4,000,000, for a price of $3,640,000 per note. In connection with the purchase and sale of the notes, we have agreed to issue to the Selling Stockholder warrants to acquire a total of 3,028,146 shares of our common stock.

On December 21, 2023, we consummated the Offering pursuant to the SPA with the Selling Stockholder for the purchase of (1) the Note, having an initial principal amount of $4,000,000, and (2) an aggregate of (i) 757,036 Warrant As to purchase up to an aggregate of 757,036 shares of common stock at an exercise price of $1.78 per share of common stock; and (ii) 757,036 Warrant Bs to purchase up to an aggregate of 757,036 shares of common stock at an exercise price of $0.001 per share of common stock. The purchase price of the Note was $3,640,000. The aggregate gross proceeds of the Offering was approximately $3.6 million, before deducting fees to the placement agent and other expenses payable by us.

In connection with the SPA, we entered into a Registration Rights Agreement with the investor, dated December 21, 2023 (the “SPA Registration Rights Agreement”). The SPA Registration Rights Agreement provided that we shall file a registration statement covering the resale of all of the Registrable Securities (as defined in the SPA Registration Rights Agreement) with the SEC.

EF Hutton LLC, is acting as placement agent for the financing. For information about the SPA, see “Description of Securities - The Note and the Warrants Offered in this Offering.”

Strategic Partnership

We continue to evaluate strategic acquisition opportunities to help accelerate our growth and complement our existing business. We recently entered into a strategic advisory partnership with an association of churches to achieve the highest possible social impact by utilizing all metrics available for values-based investors, including a biblically responsible investing (or “BRI”) score for us and our operations. Once we have established a rating, together we will create a program to increase our exposure and market our services to their member organizations and other affiliates.

Our Corporate Information

Our principal executive offices are located at 2060 NW Boca Raton, Suite #6, Boca Raton, Florida 33431. Our telephone number is (561) 287-5776. Our website address is www.gromsocial.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

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The Offering

Securities offered by the Selling Stockholder:	Up to an aggregate of 6,861,666 shares of our common stock, par value $0.001 per share, consisting of:

(i)	5,347,594 shares of common stock issuable upon the conversion of a convertible promissory note of the Company (the “Note”), having an initial principal amount of $4,000,000, sold in a private placement offering (the “Offering”) pursuant to a securities purchase agreement, dated November 9, 2023 and as amended November 20, 2023 (the “SPA”), by and between the Company and the purchaser named therein (the “Selling Stockholder”); and

(ii)	(a) 757,036 shares of common stock issuable upon the exercise of 757,036 warrants at an exercise price of $1.78 per share of common stock (the “Warrant As”) issued in the Offering to the Selling Stockholder; and (b) 757,036 shares of common stock issuable upon the exercise of 757,036 warrants at an exercise price of $0.001 per share of common stock (the “Warrant Bs”, together with the Warrant As, the “Warrants”) issued in the Offering to the Selling Stockholder.

Common stock outstanding prior to the Offering:	1,970,404 shares.

Common stock to be outstanding after the Offering assuming conversion of the Note and exercise of all of the Warrants (1):	8,832,070 shares.

Use of Proceeds:	We will not receive any proceeds from the sale by the Selling Stockholder of the shares of common stock being offered by this prospectus. However, we may receive proceeds from the cash exercise of the Warrants, which if exercised in cash at the current exercise price with respect to all Warrants, would result in gross proceeds to us of approximately $1.3 million. The proceeds from such Warrant exercises, if any, will be used for working capital and general corporate purposes.

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section on page 8 before deciding to invest in our securities.

Trading Symbol:	Our common stock and registered warrants are currently quoted on The Nasdaq Capital Market under the trading symbol “GROM” and “GROMW,” respectively.

(1) The shares of common stock outstanding and the shares of common stock to be outstanding after this offering is based on 1,970,404 shares outstanding as of December 19, 2023. The number excludes an aggregate of up to approximately 11,356,439 shares of common stock based upon the following:

(i)	347 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1,788.00 per share;

(ii)	1,347,983 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants at a weighted average exercise price of $16.81;

(iii)	53 shares of common stock issuable upon the conversion by convertible promissory note holders of all of the outstanding principal amount and accrued and unpaid interest due, totaling $177,509;

(iv)	8,056 shares of common stock issuable upon the conversion of 9,281,809 shares of Series C Stock; and

(v)	10,000,000 shares of common stock reserved for issuance under our Amended and Restated 2020 Equity Incentive Plan (the “Plan”).

Except as otherwise indicated herein, all information in this prospectus assumes no exercise of the Warrants or conversion of the Note and no exercise of options issued under our Plan or of warrants described above.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our Common Stock and warrants, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case the trading price of our Common Stock and warrants could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to This Offering and Ownership of Our Securities

Our independent auditors concurred with our management’s assessment that raises concern as to our ability to continue as a going concern.

On a consolidated basis, we have incurred significant operating losses since inception. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. As of September 30, 2023, we have an accumulated deficit of $90,233,723 million.

Because we do not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about our ability to continue as a going concern. Therefore, we will need to raise additional funds and are currently exploring alternative sources of financing. Historically, we have raised capital through private placements of our equity securities and convertible notes and through officer loans as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and by obtaining short-term loans. We will be required to continue to do so until our consolidated operations become profitable.

These factors, among others, raise substantial doubt about our ability to continue as a going concern. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern.

If we are unable to maintain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “GROM.” In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to remain in compliance with Nasdaq’s listing standards or if we do later fail to comply and subsequently regain compliance with Nasdaq’s listing standards, that we will be able to continue to comply with the applicable listing standards. If we are unable to maintain compliance with these Nasdaq requirements, our Common Stock will be delisted from Nasdaq.

In the event that our Common Stock is delisted from Nasdaq due to our failure to continue to comply with any requirement for continued listing on Nasdaq, and is not eligible for quotation on another market or exchange, trading of our Common Stock could, again, be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the OTC Pink or the OTCQB tiers of the OTC marketplace. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

Future capital raises may dilute our existing stockholders’ ownership and/or have other adverse effects on our operations.

If we raise additional capital by issuing equity securities, our existing stockholders’ percentage ownership may decrease, and these stockholders may experience substantial dilution. If we raise additional funds by issuing debt instruments, these debt instruments could impose significant restrictions on our operations, including liens on our assets. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or products, or to grant licenses on terms that are not favorable to us or could diminish the rights of our stockholders.

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We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future; therefore, capital appreciation, if any, of our Common Stock, will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our Common Stock. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, future loan arrangements, if any, may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our Common Stock. As a result, capital appreciation, if any, of our Common Stock, will be your sole source of gain for the foreseeable future.

Our board of directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect you as a holder of our Common Stock.

Our Board has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our Common Stock. In addition, our board could authorize the issuance of a series of preferred stock that has greater voting power than our Common Stock or that is convertible into our Common Stock, which could decrease the relative voting power of our Common Stock or result in dilution to our existing shareholders.

Any of these actions could significantly adversely affect the investment made by holders of our Common Stock. Holders of our Common Stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our Common Stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

The voting and conversion rights of our issued and outstanding shares of Series C Stock will have the effect of diluting the voting power of existing common stockholders.

Our authorized capital stock includes 25,000,000 shares of preferred stock, of which 2,000,000 shares are designated as Series A Stock, 10,000,000 shares are designated as Series B Stock, and 10,000,000 shares are designated as Series C Stock. As of September 30, 2023, no shares of our Series A Stock or Series B Stock, and 9,281,809 shares of Series C Stock, are issued and outstanding. The holders of our outstanding shares of Series C Stock may at any time, after the 6-month anniversary of the issuance of their shares of Series C Stock on May 20, 2021, convert such shares into shares of our Common Stock at a conversion price equal to $1,152.00. In addition, the Company may, at any time, require conversion of all or any of the Series C Stock then outstanding at a conversion price equal to $1,152.00. The conversion of shares of our Series C Stock will dilute your interests. If all of the shares of our Series C Stock were converted, we would have 8,056 additional shares of Common Stock issued and outstanding, which, based on the 1,490,071 shares outstanding as of September 30, 2023, would represent approximately 0.5% and 0.1% of our shares of Common Stock outstanding prior to and after the Offering (assuming conversion of the Note and exercise of the Warrants), respectively, if all of the shares of our Series C Stock were converted.

In addition, the holders of shares of our Series C Stock vote together as a single class with the holders of shares of our Common Stock, with each share entitling the holder to 1.5625 votes per share. Therefore, as of September 30, 2023, the holders of our 9,281,809 shares of Series C Stock, have an aggregate of approximately 14,502,826 votes, representing approximately 91% of our voting power.

The effects of the voting and conversion rights tied to shares of our Series C Stock may affect the rights of our common stockholders by, among other things, restricting dividends on our Common Stock, diluting the voting power of our common stockholders, reducing the market price of our Common Stock, or impairing the liquidation rights of our Common Stock.

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Our Board of Directors may issue and fix the terms of shares of our Preferred Stock without stockholder approval, which could adversely affect the voting power of holders of our Common Stock or any change in control of our Company.

Our Articles of Incorporation authorize the issuance of up to 25,000,000 shares of "blank check" preferred stock, with such designations rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of our Company.

Our officers, directors and principal stockholders have significant voting power over our stock and will be able to exert significant control over matters subject to stockholder approval.

Our directors, executive officers and significant stockholders will continue to have substantial control over us after this offering and could delay or prevent a change in corporate control. Our directors, executive officers and holders of more than 5% of our Common or Preferred Stock, together with their affiliates, currently beneficially own, in the aggregate, 0.5% of our outstanding Common Stock and 77.3% of our voting power beneficially and through proxies, and after this offering (assuming conversion of the Note and exercise of the Warrants) will beneficially own, in the aggregate, 0.1% of our outstanding Common Stock and 54.6% of our voting power beneficially and through proxies. As a result, these stockholders, acting together, would have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, would have the ability to control the management and affairs of our Company. Accordingly, this concentration of ownership might adversely affect the market price of our Common Stock by:

•	delaying, deferring or preventing a change in control of the Company;

•	impeding a merger, consolidation, takeover, or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

Substantial future sales of shares of our Common Stock could cause the market price of our Common Stock to decline.

The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock, particularly sales by our directors, executive officers and significant stockholders, or a large number of shares of our Common Stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. After the Offering, assuming exercise of all Warrants and conversion of the Note, we will have 8,351,737 shares outstanding of our Common Stock, based on the 1,490,071 shares outstanding as of September 30, 2023. This includes the shares included in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates or existing stockholders.

In the event that our Common Stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in shares of our Common Stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of Common Stock constitute “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares of Common Stock and impede their sale in the secondary market.

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A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock,” a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks.”

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

There is no public market for the Note and the Warrants.

There is no public trading market for the Note and the Warrants offered by this prospectus, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Note and the Warrants will be limited.

The Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Stock and pay an exercise price of $1.78 per share for Warrant A and $0.001 per share for Warrant B, from time to time, until the 5th anniversary from the date of issuance, after which date any unexercised warrants will expire and have no further value. In addition, there is no established trading market for the Warrants.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their warrants or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

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The Warrants may have an adverse effect on the market price of our Common Stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase shares of Common Stock as part of this offering. To the extent we issue shares of Common Stock to effect a future business combination, the potential for the issuance of a substantial number of additional shares upon exercise of the warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of Common Stock and reduce the value of the shares issued to complete the business combination. Accordingly, the warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of a sale, of the shares of Common Stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the warrants are exercised, you may experience dilution to your holdings.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Common Stock could, for example, decline precipitously in the event that a large number of our Common Stock is sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of Common Stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

If and when a larger trading market for our Common Stock develops, the market price of our Common Stock is still likely to be highly volatile and subject to wide fluctuations.

The market price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•	variations in our revenues and operating expenses;

•	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	actual or expected changes in our growth rates or our competitors’ growth rates;

•	developments in the financial markets and worldwide or regional economies;

•	announcements of innovations or new products or services by us or our competitors;

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•	announcements by the government relating to regulations that govern our industry;

•	sales of our Common Stock or other securities by us or in the open market;

•	changes in the market valuations of other comparable companies; and

•	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the recent outbreak of COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our Common Stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our Common Stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

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USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the common stock offered by this prospectus by the Selling Stockholder. However, we may receive proceeds from the cash exercise of the Warrants. The Warrants, if exercised in cash at the current exercise price with respect to all Warrants, would result in gross proceeds to us of approximately $1.3 million. The proceeds from such Warrant exercises, if any, will be used for working capital and general corporate purposes. We cannot predict when or whether the Warrants will be exercised, and it is possible that some or all of the Warrants may expire unexercised. For information about the Selling Stockholder, see “Selling Stockholders.”

The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage or legal services or any other expenses incurred by the Selling Stockholder in disposing of the shares of common stock offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

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SELLING STOCKHOLDERS

On December 21, 2023, we consummated the Offering pursuant to the SPA with the Selling Stockholder for the purchase of (1) the Note, having an initial principal amount of $4,000,000, and (2) an aggregate of (i) 757,036 Warrant As to purchase up to an aggregate of 757,036 shares of common stock at an exercise price of $1.78 per share of common stock; and (ii) 757,036 Warrant Bs to purchase up to an aggregate of 757,036 shares of common stock at an exercise price of $0.001 per share of common stock. The purchase price of the Note was $3,640,000.

The Selling Stockholder may offer and sell, from time to time, up to an aggregate of 6,861,666 shares of our common stock, par value $0.001 per share, consisting of:

(i)	5,347,594 shares of common stock issuable upon the conversion of the Note, having an initial principal amount of $4,000,000, sold in the Offering pursuant to the SPA, entered into by and between the Company and the Selling Stockholder; and

(ii)	(a) 757,036 shares of common stock issuable upon the exercise of 757,036 Warrant As issued in the Offering to the Selling Stockholder; and (b) 757,036 shares of common stock issuable upon the exercise of 757,036 Warrant Bs issued in the Offering to the Selling Stockholder.

The shares of common stock being offered by the Selling Stockholder are those issuable to the Selling Stockholder, upon conversion of the Note or exercise of the Warrants. For additional information regarding the issuances of the Note and the Warrants, see “Prospectus Summary – Recent Developments – Entry into a Securities Purchase Agreement with Generating Alpha” and “Description of Securities” in this prospectus. We are registering the shares of common stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the ownership of the Note and the Warrants, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of common stock of the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder prior to the Offering, based on its ownership of the shares of common stock and warrants, if any, as of December 19, 2023, assuming exercise of the Warrants or conversion of the Notes held by the Selling Stockholder on that date, if any, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholder.

In accordance with the terms of a registration rights agreement with the Selling Stockholder, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issuable to the Selling Stockholder upon conversion of the Note based on an assumed conversion price of $0.748 per share of common stock, and (ii) the maximum number of shares of common stock issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Warrants and other warrants, if any, held by the Selling Stockholder, the Selling Stockholder may not exercise any such warrants to the extent such exercise would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99%, or 4.99% in certain cases, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the fourth column do not reflect this limitation. The Selling Stockholder may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering (1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus (3)	Number of shares of Common Stock Owned After Offering (4)
Generating Alpha Ltd. (5)	6,861,666 (2)	6,861,666	0

(1)	This column lists the number of shares of common stock beneficially owned by the Selling Stockholder, as of December 21, 2023 and consists of (i) 5,347,594 shares issuable upon the conversion of the Note (at an assumed conversion price of $0.748 per share) and (ii) 1,514,072 shares issuable upon the exercise of the Warrants.

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(2)	Without regard to the beneficial ownership blocker of 9.99% or 4.99%, the Selling Stockholder would beneficially own an aggregate number of 6,861,666 shares of our common stock consisting of (i) 5,347,594 shares issuable upon the conversion of the Note (at an assumed conversion price of $0.748 per share) and (ii) 1,514,072 shares issuable upon the exercise of the Warrants.

(3)	For the purposes of the calculations of common stock to be sold pursuant to the prospectus, we are assuming the conversion of the Note in full (at an assumed conversion price of $0.748 per share) and the exercise of all the Warrants held by the Selling Stockholder.

(4)	This column lists the number of shares of common stock beneficially owned by the Selling Stockholder without giving effect to the applicable beneficial ownership blocker of 9.99% or 4.99%. This column represents the amount of shares that will be held by the Selling Stockholder after completion of this offering based on the assumptions that (a) all securities registered for sale by the registration statement of which this prospectus is part of will be sold, (b) no other shares of common stock are acquired or sold by the Selling Stockholder prior to completion of this offering, and (c) the securities previously acquired, if any, will not be sold. However, the Selling Stockholder is not obligated to sell all or any portion of the shares of our common stock offered pursuant to this prospectus.

(5)	Generating Alpha Ltd. has voting and investment power over these securities. All voting and dispositive power for Generating Alpha Ltd. is held by Maria Cano. Each of Generating Alpha Ltd. and Maria Cano disclaims beneficial ownership over these securities. The address of Generating Alpha Ltd. is Hunkins Waterfront Plaza, Suite 556, Main Street, Charlestown, KN0802, Saint Kitts and Nevis.

Material Relationships with the Selling Stockholder

Other than in connection with the transactions described above and elsewhere in this registration statement, we have not had any material relationships with the Selling Stockholder in the last three (3) years.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker- dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary and is qualified in its entirety by the provisions of our articles of incorporation, as amended and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

We have authorized capital stock consisting of 500,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share, of which 2,000,000 shares have been designated as Series A 10% Convertible Preferred Stock (the “Series A Stock”), 10,000,000 shares have been designated as Series B 8% Convertible Preferred Stock (the “Series B Stock”), and 10,000,000 shares have been designated as Series C 8% Convertible Preferred Stock (the “Series C Stock”).

As of December 19, 2023, we had 1,970,404 shares of common stock and 9,281,809 shares of Series C Stock, issued and outstanding and no shares of Series A Stock or Series B Stock were issued and outstanding.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors and senior ranked securities.

Preferred Stock

Series A Stock

Voting. The holders of our Series A Stock have the right to vote together with the holders of our common stock on an as-converted basis, with five votes for each share of Series A Stock, except that so long as any shares of Series A Stock are outstanding, we may not take any actions that would amend the rights, preferences or privileges of our Series A Stock without the approval of the holders of a majority of the issued and outstanding Series A Stock, voting separately as a single class. Fractional votes by the holders of Series A Stock are not permitted and any fractional voting rights will be rounded to the nearest whole number, with one-half being rounded upward.

Maturity. The Series A Stock has no maturity and is not subject to any sinking fund or redemption and will remain outstanding indefinitely unless and until converted by the holder or we redeem or otherwise repurchase the Series A Stock.

Ranking. The Series A Stock ranks, with respect to the payment of dividends and/or the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, (i) senior to all classes or series of common stock, (ii) on parity with all equity securities issued by us with terms specifically providing that those equity securities rank on parity with the Series A Stock; (iii) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Stock; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) of the Company.

Dividends. Cumulative dividends accrue on each share of Series A Stock at the rate of 10% (the “Dividend Rate”) of the stated value of $1.00, commencing on the date of issuance.

Dividends are payable monthly in arrears, beginning on March 31, 2019 and thereafter on the last calendar day of each month, and, at our discretion, may be paid in cash or in stock (the “PIK Dividend”) with such shares being valued at $0.25 per share (as may be adjusted as a result of stock splits, reverse splits, combinations, or similar transactions from time to time). Any fractional shares of a PIK Dividend may, at our discretion, be paid in cash or rounded up to the nearest share. All shares of common stock issued in payment of a PIK Dividend will upon issuance thereof, be duly authorized, validly issued, fully paid and non-assessable. Dividends will accumulate whether or not we have earnings.

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Liquidation Preference. In the event of a merger, sale of substantially all assets or stock, voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference equal to the (i) aggregate number of shares of Series A Stock outstanding multiplied by its stated value per share; and (ii) any accrued but unpaid dividends before any distribution of assets is made to holders of common stock or any other class or series of our capital stock that we may issue that ranks junior to the Series A Stock as to liquidation rights. If our assets are not sufficient to pay in full the liquidation preference, then the holders of Series A Stock will share ratably in any distribution.

The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series A Stock immediately prior to such event is the same immediately after giving effect to such event.

In the event of a sale of less than all or substantially all of the assets (by merger, asset sale, change of control, capital lease or long term license/lease spin off or otherwise of the Company or any subsidiary) with gross proceeds to the Company in excess of $1,500,000 whereby the assets sold exceeds the cost of assets acquired for GAAP purposes, then the holder of the Series A Stock will receive a “special dividend” from the Company equal to 25% of the value of such holder’s Series A Stock, payable in same form of consideration, as received by the Company.

Conversion. Each share of Series A Stock is convertible, at any time, into five shares of common stock.

If at any time, shares of common stock is changed into the same or a different number of shares of any class or classes of stock, by recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or otherwise (each a “Corporate Change”), (i) each holder of Series A Stock shall may convert such stock into the kind and amount of stock and other securities and property receivable upon such Corporate Change by a holder of the number of shares of common stock into which such shares of Series A Stock could have been converted immediately prior to such Corporate Change, or with respect to such other securities or property by the terms thereof and (ii) the PIK Dividend will be paid in shares of such kind and amount of stock and other securities and property receivable upon such Corporate Change as would have been received as such PIK Dividend immediately prior to such Corporate Change, or with respect to such other securities or property by the terms thereof.

In the event that any of the following occurs (a) a declaration or payment of any dividend or other distribution on the common stock, without consideration, in additional shares of common stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of common stock; (b) a subdivision (by stock split, reclassification or otherwise) of the outstanding shares of common stock into a greater number of shares of common stock; or (c) a combination or consolidation (by reverse stock split) of the outstanding shares of common stock into a smaller number of shares of common stock (each, a “Common Stock Event”), the (i) aggregate number of shares of common stock into which the Series A Stock may be converted (the “Conversion Shares”) in effect immediately prior to such Common Stock Event, and (ii) the common stock PIK Dividend Rate shall, simultaneously with the occurrence of such Common Stock Event, be proportionately decreased or increased, as appropriate. The Conversion Shares shall be readjusted in the same manner upon the occurrence of each subsequent Common Stock Event.

Share Reservation. We are obligated to at all times reserve and keep available out of its authorized but unissued shares of common stock, a sufficient number of its shares of common stock as shall from time to time be available to effect the conversion of all outstanding shares of the Series A Stock.

Redemption. The Series A Stock is not redeemable.

Transfer. The sale, offer to sell, contract to sell, assignment, pledge, hypothecation, encumbrance or other transfer of the Series A Stock or common stock issuable upon the conversion of the Series A Stock is restricted as provided in a subscription agreement for the shares between the Company and the purchaser or its successors and assigns.

Protective Provisions. So long as any shares of Series A Stock are outstanding, we may not take any actions (whether by merger, consolidation or otherwise) without the approval of the holders of a majority of the issued and outstanding Series A Stock, voting separately as a single class, that would amend the rights, preferences or privileges of the Series A Stock.

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While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock

•	Diluting the voting power of the common stock; or

•	Impairing the liquidation rights of the common stock.

As of the date of this prospectus, we have no shares of our Series A Stock issued and outstanding.

Series B Stock

Ranking. The Series B Stock ranks senior and prior to all other classes or series of our preferred stock and common stock.

Conversion. The holder may at any time after the 12-month anniversary of the issuance of the shares of Series B Stock convert such shares into common stock at a conversion price equal to the 30-day volume weighted average price (“VWAP”) of a share of common stock for each share of Series B Stock to be converted. In addition, we at any time may require conversion of all or any of the Series B Stock then outstanding at a 50% discount to the 30-day VWAP.

Voting. The holders of our Series B Stock vote together as a single class with the holders of shares of our common stock, with each share entitling the holder to 1.5625 votes per share. The consent of the holders of at least two-thirds of the shares of Series B Stock is required for the amendment to any of the terms of the Series B Stock, to create any additional class of stock unless the stock ranks junior to the Series B Stock, to make any distribution or dividend on any securities ranking junior to the Series B Stock, to merge or sell all or substantially all of our assets or acquire another business or effectuate any liquidation of the Company.

Dividends. Cumulative dividends accrue on each share of Series B Stock at the rate of 8% per annum of the stated value of $1.00 per share and are payable in common stock in arrears quarterly commencing 90 days from issuance.

Liquidation. Upon a liquidation, dissolution or winding up of the Company, the holders of the Series B Stock are entitled to $1.00 per share plus all accrued and unpaid dividends. No distribution may be made to holders of shares of capital stock ranking junior to the Series B Stock upon a liquidation until Series B stockholders receive their liquidation preference. The holders of 66 2/3% of the then outstanding shares of Series B Stock, may elect to effect a merger, reorganization or consolidation of the Company into or with another corporation, not affiliated with said majority, or other similar transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all of the assets of the Company.

As of the date of this prospectus, we have no shares of Series B Stock issued and outstanding.

Series C Stock

Designation and Amount. The number of shares constituting the Series C Preferred Stock shall be 10,000,000, with a stated value of $1.00 per share.

Ranking. The Series C Preferred Stock ranks senior and prior to all other classes or series of our preferred stock and common stock.

Dividends. Cumulative dividends accrue on each share of Series C Preferred Stock at the rate of 8% per annum of the stated value of $1.00 per share and are payable in common stock in arrears quarterly commencing three months from the date of issuance.

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Liquidation. Upon a liquidation, dissolution or winding up of the Company, the holders of the Series C Preferred Stock are entitled to $1.00 per share, plus all accrued and unpaid dividends. No distribution may be made to holders of shares of capital stock ranking junior to the Series C Preferred Stock upon a liquidation until the holders of Series C Preferred Stock receive their liquidation preference. The holders of 66 2/3% of the then outstanding shares of Series C Preferred Stock, may elect to effect a merger, reorganization or consolidation of the Company, or other similar transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of in exchange for property, rights or securities distributed to holders thereof by the acquiring person, firm or other entity, or the sale of all or substantially all of our assets, as a liquidation.

Voting. The holders of our Series C Preferred Stock vote together as a single class with the holders of our common stock, with each share entitling the holder to 1.5625 votes per share. The consent of the holders of at least 66 2/3% of the shares of Series C Preferred Stock is required for the amendment to any of the terms of the Series C Preferred Stock, to create any additional class of stock unless the stock ranks junior to the Series C Preferred Stock, to make any distribution or dividend on any securities ranking junior to the Series C Preferred Stock, or to merge or sell all or substantially all of our assets or acquire another business or effectuate any liquidation of the Company.

Conversion. The holder may, at any time after the 6-month anniversary of the issuance of the shares of Series C Preferred Stock, convert such shares into common stock at a conversion rate of $1,152.00 per share. In addition, we may, at any time after the issuance of the shares, convert any or all of the outstanding shares of Series C Preferred Stock at a conversion rate of $1,152.00 per share.

As of December 19, 2023, we had 9,281,809 shares of Series C Stock issued and outstanding.

Stock Options

As of December 19, 2023, an aggregate of 347 shares of common stock were issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $1,788.00 per share.

Warrants

As of December 19, 2023, warrants to purchase an aggregate of 1,347,983 shares of common stock at a weighted average exercise price of $16.81 are issued and outstanding and terms between 1.2 years and 4.7 years.

The Note and the Warrants Offered in this Offering

On December 21, 2023, we consummated the Offering pursuant to the SPA with the Selling Stockholder for the purchase of (1) the Note, having an initial principal amount of $4,000,000, and (2) an aggregate of (i) 757,036 Warrant As to purchase up to an aggregate of 757,036 shares of common stock at an exercise price of $1.78 per share of common stock; and (ii) 757,036 Warrant Bs to purchase up to an aggregate of 757,036 shares of common stock at an exercise price of $0.001 per share of common stock. The purchase price of the Note was $3,640,000. The aggregate gross proceeds of the Offering was approximately $3.6 million, before deducting fees to the placement agent and other expenses payable by us. EF Hutton LLC, acted as the exclusive placement agent in connection with the Offering.

The Note

The Note in the aggregate principal amount of $4,000,000 has five (5) year maturity with an interest at nine (9) percent per calendar year and carries a nine (9) percent of original issue discount. The Company has agreed to make amortization payments each month in the amount of $83,033.42 in cash or in kind.

The Note is convertible at the discretion of the purchaser of the Note into Common Stock at a price of $1.50. The purchaser may choose the alternate Conversion Price (as described in the Note) equal to 85% of the average of the three lowest trading prices during the previous ten (10) trading day period ending on the latest complete trading day prior to notice of conversion.

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The Conversion Price is subject to full ratchet anti-dilution protections in the event that the Company issues any Common Stock at a per share price (each a “Dilutive Price”) lower than the conversion price then in effect, provided, however, that the purchaser shall have the sole discretion in deciding whether to utilize such Dilutive Price instead of the Conversion Price otherwise in effect at the time of the respective conversion.

In the event of an Event of Default (as described in the Note), the Conversion Price shall be equal to seventy (70) percent multiplied by the lower of (i) the lowest intraday trading price in the forty (40) trading days prior to the applicable Conversion Date (as described in the Note) or (ii) the lowest closing bid price in the forty (40) trading days prior to the applicable Conversion Date.

The Warrants

The Warrant As are immediately exercisable for $1.78 per share of Common Stock, subject to certain adjustments, including with respect to stock dividends, splits, subsequent rights offerings, pro rata distributions and a Fundamental Transaction (as defined in the Warrant A) until the fifth anniversary of the original issuance date.

The Warrant Bs are immediately exercisable for $0.001 per share of Common Stock, subject to certain adjustments, including with respect to stock dividends, splits, subsequent rights offerings, pro rata distributions and a Fundamental Transaction (as defined in the Warrant B) until the fifth anniversary of the original issuance date .

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, the holder may decrease such percentage at any time or increase such percentage, upon at least 61 days’ prior notice from the holder to us.

Transfer Agent

The transfer agent for our common stock and warrants is Equiniti Trust Company.

Registration Rights

None of the holders of shares of our common stock or their transferees, are entitled to certain rights with respect to the registration of the offer and sale of those shares under the Securities Act (other than the Selling Stockholder). If the offer and sale of these shares is registered, the shares will be freely tradable without restriction under the Securities Act, and a large number of shares may be sold into the public market.

Anti-Takeover Provisions

As described above, our articles of incorporation provide that our Board may issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult.

Certain provisions of Florida law and our bylaws summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

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Florida Law

The Florida Business Corporation Act (the “FBCA”) contains a control-share acquisition statute that provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person.

The FBCA also provides that an “affiliated transaction” between a Florida corporation with an “interested shareholder,” as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The FBCA defines an “interested shareholder” as any person who is the beneficial owner of 10% or more of the outstanding voting shares of the corporation.

These laws could delay or prevent an acquisition.

In addition, we are subject to Section 607.0902 of the FBCA, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Special Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called by of our Board, our President and by a demand delivered to the Company of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal years ended December 31, 2022 and December 31, 2021 have been audited by Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

As disclosed our on Current Report on Form 8-K filed on March 2, 2022, on February 17, 2022, the Board dismissed BF Borgers CPA PC as our independent registered public accounting firm, effective as of such date.

The audit reports of BF Borgers CPA PC on our consolidated financial statements for each of the two fiscal years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports for the years ended December 31, 2020 and December 31, 2019 contained an explanatory paragraph disclosing the uncertainty regarding our ability to continue as a going concern.

During our two fiscal years ended December 31, 2020 and December 31, 2019 and during the subsequent interim period from January 1, 2021 through February 17, 2022, (i) there were no disagreements with BF Borgers CPA PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to BF Borgers CPA PC’s satisfaction, would have caused BF Borgers CPA PC to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

We provided BF Borgers CPA PC with a copy of the foregoing disclosures and a copy of BF Borgers CPA PC’s letter dated March 1, 2022 to the SEC, stating whether it agrees with the foregoing disclosure, is filed as Exhibit 16.1 to our Form 8-K filed March 2, 2022.

On February 17, 2022, the Board engaged Rosenberg Rich Baker Berman, P.A. as our independent registered public accounting firm for the year ending December 31, 2021.

During the two fiscal years ended December 31, 2020 and December 31, 2019 and during the subsequent interim period from January 1, 2021 through February 17, 2022, neither we nor anyone on our behalf consulted Rosenberg Rich Baker Berman, P.A. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Rosenberg Rich Baker Berman, P.A. concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the units, common stock and warrants offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Grom Social Enterprises, Inc., 2060 NW Boca Raton, Suite #6, Boca Raton, Florida 33431 or (561) 287-5776.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file with the SEC in the future will update and supersede the current information in, and incorporated by reference in, this prospectus until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished in Current Reports on Form 8-K filed under Item 2.02 or 7.01 of such form unless such form expressly provides to the contrary), including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 17, 2023;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 17, 2023, August 18, 2023, and November 20, 2023;

•	our Current Reports on Form 8-K filed with the SEC on January 31, 2023, March 29, 2023, April 14, 2023, August 10, 2023, September 11, 2023, September 12, 2023, November 15, 2023, November 21, 2023, and December 27, 2023;

•	our preliminary and definitive information statements on PRE 14C and DEF 14C, respectively, filed with the SEC on November 21, 2023, and December 1, 2023, respectively;

•	our preliminary and definitive proxy statements on PRE 14A and DEF 14A filed with the SEC on February 14, 2023, February 24, 2023, June 28, 2023, and July 10, 2023.

The documents incorporated by reference into this prospectus are also available on our corporate website at www.gromsocial.com. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of this information at no cost, by writing or telephoning us at the following address or telephone number:

Grom Social Enterprises, Inc.

2060 NW Boca Raton Blvd., Suite #6

Boca Raton, Florida 33431

(561) 287-5776

Attention: Corporate Secretary

 Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding the issuers that file electronically with the SEC, including us, and can be accessed free of charge on the SEC’s website, http://www.sec.gov.

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Up to 6,861,666 Shares of Common Stock

GROM SOCIAL ENTERPRISES, INC.

PROSPECTUS

_______________, 2023

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the securities registered hereby, all of which expenses, except for the Securities and Exchange Commission (“SEC”) registration fee, are estimates:

Item	Amount to be paid
SEC registration fee	$789.41
Legal fees and expenses	175,000
Accounting fees and expenses	10,000
Miscellaneous expenses	7,500
Total	$193,289.41

Item 14.  Indemnification of Directors and Officers.

The Florida Business Corporation Act (the “FBCA”) provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

Our Articles of Incorporation and Bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by FBCA, including in circumstances in which indemnification is otherwise discretionary under such law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the FBCA. We do not currently maintain director and officer liability insurance on behalf of our director and officers; however, we intend to so purchase and maintain such insurance when economically feasible.

II-1

Item 15. Recent Sales of Unregistered Securities.

The following list sets forth information as to all securities we have sold since December 27, 2020, which were not registered under the Securities Act.

On February 9, 2021, we issued Auctus Fund, LLC, an accredited investor, a twelve-month convertible promissory note in the principal amount of $500,000. In connection with the note issuance, Auctus Fund was also issued a five-year warrant to purchase up to an aggregate of 6,510 shares of our common stock at an exercise price of $57.60 per share.

On February 17, 2021, we issued an aggregate of 2,564,175 shares of Series B Stock to three holders of convertible notes in the aggregate amount of $1,700,905 as payment in full for such notes.

On February 17, 2021, we sold an aggregate of 300,000 shares of Series B Stock for aggregate gross proceeds of $300,000 to two accredited investors in a private offering.

On March 11, 2021, we issued FirstFire Global Opportunities Fund, LLC, an accredited investor, a twelve-month convertible promissory note in the principal amount of $300,000. In connection with the note issuance, FirstFire Global was also issued a five-year warrant to purchase up to an aggregate of 3,906 shares of our common stock at an exercise price of $57.60 per share.

On March 31, 2021, we sold an aggregate of 650,000 shares of Series B Stock for aggregate gross proceeds of $650,000 to three accredited investors in a private offering.

On April 16, 2021, we issued Labrys Fund, LP, an accredited investor, a twelve-month convertible promissory note in the principal amount of $300,000. In connection with the note issuance, Labrys Fund was also issued a five-year warrant to purchase up to an aggregate of 3,906 shares of our common stock at an exercise price of $57.60 per share.

On May 20, 2021, we entered into exchange agreements with all of the holders of our Series B Stock, pursuant to which the holders agreed to exchange all of the issued and outstanding shares of our Series B Stock for shares of Series C Stock, on a one for one basis. The exchange will be effective upon the filing of the Certificate of Designation with the Secretary of State of the State of Florida, which may be as of May 20, 2021, or a later date. Upon effectiveness of the exchange, all 9,215,059 issued and outstanding shares of our Series B Stock will be exchanged for an aggregate of 9,215,059 shares of our Series C Stock, and all of the exchanged shares of Series B Stock will be cancelled.

On June 4, 2021, we issued 53 shares of common stock to a contractor for technology design services provided to us.

On June 11, 2021, we issued 521 shares of common stock to a consultant for investor relations services provided to us.

On June 28, 2021, we issued 79 shares of common stock to a contractor for public relations services provided to us.

On July 6, 2021, we issued 90 shares of common stock to a contractor for technology design services provided to us.

On July 13, 2021, we issued 79 shares of common stock to a contractor for public relations services provided to us.

On July 16, 2021, we issued 37 shares of common stock to a contractor for public relations services provided to us.

On July 19, 2021, we issued 37 shares of common stock to a contractor for public relations services provided to us.

On August 2, 2021, we issued 5,265 shares of common stock to an officer as bonus compensation.

On August 6, 2021, we issued 119 shares of common stock to a contractor for technology design services provided to us.

On August 6, 2021, we issued 60 shares of common stock to a contractor for public relations services provided to us.

On August 10, 2021, we issued 60 shares of common stock to a contractor for public relations services provided to us.

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On August 19, 2021, pursuant to the terms of a Membership Interest Purchase Agreement entered into on July 29, 2021, we acquired 80% of Curiosity Ink Media’s outstanding membership interests (the “Purchased Interests”) from the holders of all of Curiosity’s outstanding membership interests (the “Sellers”) in consideration for the issuance to the Sellers of an aggregate of 59,063 shares of our common stock, pro rata to their membership interests immediately prior to the closing of the acquisition. The shares were valued at $84.60 per share which represents to the 20-day volume-weighted average price of our common stock on August 19, 2021. Pursuant to the Membership Interest Purchase Agreement, we also paid $400,000 and issued an 8% eighteen-month convertible promissory note in the principal amount $278,000 (the “Note”) to pay-down and refinance certain outstanding loans and advances previously made to CIM by two of the Sellers, Russell Hicks and Brett Watts. The Note is convertible into shares of our common stock at a conversion price of $98.40 per share, but may not be converted if, after giving effect to such conversion, the noteholder and its affiliates would beneficially own in excess of 9.99% of our outstanding common stock.

On September 2, 2021, we issued 112 shares of common stock to a contractor for technology design services provided to us.

On September 14, 2021, we entered into a Securities Purchase Agreement with L1 Capital Global Opportunities Master Fund (“L1 Capital”), pursuant to which it sold L1 Capital (i) a 10% Original Issue Discount Senior Secured Convertible Note in the principal amount of $4,400,000, due March 13, 2023 (the “Original Note”), and (ii) a five-year warrant to purchase 27,109 shares of our common stock at an exercise price of $126.00 per share (the “Original Warrant”), for consideration of $3,960,000.

On September 17, 2021, we issued 815 shares of common stock to a contractor for advisory services provided to us.

On September 17, 2021, we issued 45 shares of common stock to a contractor for public relations services provided to us.

On October 13, 2021, we issued 4,333 shares of common stock to a consultant for investor relations services provided to us.

On October 18, 2021, we issued 138 shares of common stock to a contractor for technology design services provided to us.

On October 18, 2021, we issued 45 shares of common stock to a contractor for public relations services provided to us.

On November 17, 2021, we issued 90 shares of common stock to a contractor for technology design services provided to us.

On November 24, 2021, we issued 36 shares of common stock to a contractor for public relations services provided to us.

On January 24, 2022, we issued 686 shares of common stock to a preferred stockholder upon the conversion of 39,500 shares of Series C Stock.

On March 3, 2022, we issued 1,736 shares of common stock to a related party for marketing and promotional services provided to us.

On March 3, 2022, we issued 750 shares of common stock to an investor and public relations firm for services provided to us.

On March 18, 2022, we issued 66,667 shares of common stock to a noteholder upon the conversion of $1,300,000 in convertible note principal.

On March 21, 2022, we issued 46,154 shares of common stock to a noteholder upon the conversion of $900,000 in convertible note principal.

On March 23, 2022, we issued 10,256 shares of common stock to a noteholder upon the conversion of $200,000 in convertible note principal.

On June 17, 2022, we issued 5,895 shares of common stock to the holders of its Series C Stock for PIK dividends.

On June 17, 2022, we issued 1,464 shares of common stock to a consultant for investor relations services provided to us.

On July 1, 2022, we issued 333 shares of common stock to a consultant for investor relations services provided to us.

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On September 8, 2022, we issued 333 shares of common stock to a consultant for investor relations services provided to us.

On September 29, 2022, we issued 15,296 shares of common stock to the holders of its Series C Stock for PIK dividends.

On September 30, 2022, we issued 1,333 shares of common stock to a contractor for advisory services provided to us.

On January 25, 2023, we consummated the PIPE Offering pursuant to the terms of the 2023 SPA and issued (i) 100,000 shares of common stock; (ii) 100,000 Purchase Warrants to purchase an aggregate of 175,000 shares of Common Stock; and (iii) 1,227,434 Pref-Funded Warrants to purchase an aggregate of 2,148,010 shares of Common Stock. The purchase price of each Share and associated Purchase Warrant was $2.26. The purchase of each Share and associated Prefunded Warrant was $2.25. The aggregate gross proceeds of the PIPE Offering was approximately $3 million, before deducting fees to the placement agent and other expenses payable by us. EF Hutton, division of Benchmark Investments, LLC, acted as the exclusive placement agent in connection with the PIPE Offering.

In connection with the PIPE Offering, we entered into a Waiver with L1 Capital Global Opportunities Master Fund (“L1”) waiving certain provisions of 2021 SPA, by and between us and L1. Pursuant to the terms of the Waiver, L1 waived certain provisions of the 2021 SPA and in consideration thereof, we (i) issued 150,000 purchase warrants substantially similar to the Purchase Warrants issued in connection with the 2023 SPA; and (ii) paid a cash fee of $50,000 to L1.

On February 15, 2023, the Company issued 1,167 shares of Common Stock to an investor and public relations firm for services provided to the Company.

The above issuances did not involve any underwriters, underwriting discounts or commissions, or any public offering and we believe is exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 3(a)(9) or Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

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Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description	Form	Exhibit	Filing Date

3.1	Articles of Incorporation	S-1	3.1	01/13/2016
3.2	Bylaws	S-1	3.2	01/13/2016
3.3	Amendment to Articles of Incorporation	8-K	3.3	08/22/2017
3.4	Certificate of Designation of Series A Convertible Preferred Stock, dated February 22, 2019	10-K	10.16	04/16/2019
3.5	Articles of Amendment to Articles of Incorporation, dated May 31, 2019	8-K	3.1	06/18/2019
3.6	Certificate of Designation of Series B 8% Convertible Preferred Stock	10-Q	4.5	08/06/2020
3.7	Certificate of Amendment to the Articles of Incorporation of the Company, filed May 7, 2021, effective as of May 13, 2021	8-K	3.1	05/17/2021
3.8	Certificate of Designation of Preferences, Rights and Limitations of Series C 8% Convertible Preferred Stock	8-K	3.1	05/24/2021
3.9	Certificate of Amendment to the Articles of Incorporation of the Company, filed on December 6, 2022	8-K	3.1	12/08/2022
4.1	Form of Warrant	10-Q	4.1	11/19/2019
4.2	12% Convertible Note, dated February 9, 2021, issued to Auctus Fund, LLC	8-K	4.1	02/19/2021
4.3	Common Stock Purchase Warrant, dated February 9, 2021, issued to Auctus Fund, LLC	8-K	4.2	02/12/2021
4.4	8% Convertible Promissory Note, dated August 19, 2021, issued by Grom Social Enterprises, Inc. to Curiosity Ink Media LLC	8-K	4.1	08/24/2021
4.5	Form of $4,400,000 Principal Amount, 10% Original Issue discount Senior Secured Convertible Note issued to L1 Capital, due March 14, 2023	8-K	10.2	09/20/2021
4.6	Form of Common Stock Purchase Warrant issued to L1 Capital, exercisable at $4.20 for 813,278 shares of the Company’s Common Stock	8-K	10.3	09/20/2021
4.7	Amended and Restated $4,400,000 Principal Amount, 10% Original Issue Discount Senior Secured Convertible Note issued to L1 Capital on October 20, 2021	8-K	10.2	10/20/2021
4.8	Form of Common Stock Purchase Warrant	S-1	4.15	12/06/2022
4.9	Form of Pre-Funded Common Stock Purchase Warrant	S-1	4.16	12/06/2022
4.10	Form of Series A Warrant	S-1/A	4.10	08/25/2023
4.11	From of Series B Warrant	S-1/A	4.11	08/25/2023
4.12	Form of Pre-Funded Common Stock Purchase Warrant	S-1/A	4.12	08/25/2023
4.13	Form of $4,000,000 Principal Amount, 9% Original Issue Discount Note issued to Generating Alpha Ltd.	8-K	10.2	11/15/2023
4.14	Form of Common Stock Purchase Warrant issued to Generating Alpha Ltd.	8-K	10.3	11/15/2023
5.1*	Opinion of Lucosky Brookman LLP
9.1	Voting Agreement	8-K	9.1	09/20/2021
9.2	Form of Voting Agreement by and between Grom Social Enterprises, Inc., certain shareholders of Grom Social Enterprises, Inc., and Generating Alpha Ltd.	8-K	9.1	11/15/2023
10.1	Copy of Letter of Intent with Grom Holdings, Inc.	8-K	10.4	01/17/2017
10.2	Share Exchange Agreement with Grom Holdings, Inc.	8-K	10.5	05/17/2017
10.3	Employment Agreement, dated June 1, 2016, between the Company and Darren Marks	8-K	10.5	08/22/2017
10.4	Employment Agreement with Melvin Leiner	8-K	10.5	08/22/2017
10.5	Acquisition Agreement of TD Holdings	8-K	10.6	08/22/2017
10.6	Amending Agreement to the Share Sale Agreement for the Entire Issued Share Capital of TD Holdings Limited and the Secured Promissory Note	8-K	10.7	01/5/2018
10.7	Subscription Agreement for Series A Stock	10-K	10.2	04/16/2019
10.8	Purchase and Sale Agreement with TeleMate.Net	10-K	10.21	04/16/2019
10.9	Grom Educational Services Peachtree Pointe Lease	10-K	10.22	04/16/2019
10.10	Form of Subscription Agreement	10-Q	10.1	11/19/2019
10.11	Form of Debt Exchange Agreement	8-K	10.1	11/15/2019
10.12	Form of 12% Senior Secured Convertible Promissory Note	8-K	4.1	03/20/2020
10.13	Form of 12% Senior Secured Convertible Promissory Note	8-K	4.2	03/20/2020
10.14	Form of Subscription Agreement for 12% Senior Secured Convertible Promissory Note	8-K	10.2	03/20/2020

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10.15	Security Agent Agreement, dated March 16, 2020	8-K	10.3	03/20/2020
10.16	Third Amendment to the TDH Share Sell Agreement, dated March 16, 2020	8-K	10.4	03/20/2020
10.17	Security Agreement, dated March 16, 2020	8-K	10.5	03/20/2020
10.18	Form of Subscription Agreement	8-K	10.6	03/20/2020
10.19	Form of Debt Exchange Agreement	10-Q	10.33	08/06/2020
10.20	Form of Exchange Agreement for Series A 10% Convertible Preferred Stock	10-Q	10.34	08/06/2020
10.21	Form of Subscription Agreement for Series B Convertible Stock	10-Q	10.35	08/06/2020
10.22	2020 Equity Incentive Plan, dated September 16, 2020	8-K	10.36	09/21/2020
10.23	Form of Incentive Stock Option Agreement	8-K	10.37	09/21/2020
10.24	Form of Non-Qualified Stock Option Agreement	8-K	10.38	09/21/2020
10.25	Form of Restricted Stock Agreement	8-K	10.39	09/21/2020
10.26	Form of Grant of Stock Appreciation Rights	8-K	10.4	09/21/2020
10.27	Note Purchase Agreement, dated December 17, 2021, between the Company and Quick Capital, LLC	8-K	10.45	02/12/2021
10.28	8% Convertible Promissory Note, dated December 17, 2021, issued to Quick Capital LLC	8-K	10.46	02/12/2021
10.29	Common Stock Purchase Warrant, dated December 17, 2021, issued to Quick Capital, LLC	8-K	10.47	02/12/2021
10.30	Securities Purchase Agreement, dated February 9, 2021, between the Company and Auctus Fund, LLC	8-K	10.3	02/12/2021
10.31	Note Cancellation and General Release, dated March 17, 2021 from Newbridge Securities Corporation	8-K	10.47	04/13/2021
10.32	12% Convertible Promissory Note, dated March 11, 2021, issued to FirstFire Fund, LLC	8-K	4.1	04/05/2021
10.33	Common Stock Purchase Warrant, dated March 11, 2021, issued to FirstFire Fund, LLC	8-K	4.2	04/05/2021
10.34	Securities Purchase Agreement, dated March 11, 2021, between the Company and FirstFire Fund, LLC	8-K	10.2	04/05/2021
10.35	Registration Rights Agreement, dated March 11, 2021, between the Company and FirstFire Fund, LLC	8-K	10.3	04/05/2021
10.36	Form of Exchange Agreement for exchange of Series B Stock for Series C Stock	8-K	4.2	05/24/2021
10.37	Membership Interest Purchase Agreement, dated July 29, 2021, by and among the Company, Curiosity and the Sellers	8-K	10.1	08/04/2021
10.38	Amended and Restated Limited Liability Company Agreement dated as of August 19, 2021 by and among CIM, Grom and Sellers	8-K	10.2	08/24/2021
10.39	Employment Agreement dated as of August 19, 2021 between the Company and Russell Hicks	8-K	10.3	08/24/2021
10.40	Non-Qualified Stock Option Agreement dated August 19, 2021 between the Company and Russell Hicks	8-K	10.4	08/24/2021
10.41	Employment Agreement dated as of August 19, 2021 between the Company and Brent Watts	8-K	10.5	08/24/2021
10.42	Non-Qualified Stock Option Agreement dated August 19, 2021 between the Company and Brent Watts	8-K	10.6	08/24/2021
10.43	Executive Separation Agreement, dated April 22, 2022, by and among Grom Social Enterprises, Inc., and Melvin Leiner	8-K	10.1	04/28/2022
10.44	Form of Warrant Agent Agreement	S-1	10.7	12/06/2022
10.45	Form of Lockup Agreement	S-1	10.71	12/06/2022
10.46	Securities Purchase Agreement	8-K	10.1	01/31/2023
10.47	Amendment No. 1 to Securities Purchase Agreement, dated January 30, 2023, between the Company and Hudson Bay Master Fund Ltd.	8-K	10.2	01/31/2023
10.48	Amendment No. 2 to Securities Purchase Agreement, dated January 30, 2023, between the Company and Hudson Bay Master Fund Ltd.	8-K	10.3	01/31/2023
10.49	Waiver Agreement, dated January 30, 2023, between the Company and L1 Capital Global Opportunities Master Fund	8-K	10.4	01/31/2023
10.50	Registration Rights Agreement by and between Grom Social Enterprises, Inc. and the Hudson Bay Master Fund Ltd. dated January 25, 2023	8-K	10.5	01/31/2023
10.51	Securities Purchase Agreement, dated November 9, 2023, by and between Grom Social Enterprises, Inc. and Generating Alpha Ltd.	8-K	10.1	11/15/2023
10.52	Form of Registration Rights Agreement by and between Grom Social Enterprises, Inc. and Generating Alpha Ltd.	8-K	10.4	11/15/2023
10.53	First Amendment to Securities Purchase Agreement, dated November 20, 2023, by and between Grom Social Enterprises, Inc. and Generating Alpha Ltd.	8-K	10.1	11/21/2023
16.1	Letter from BF Borgers CPA PC dated March 1, 2022 to the Securities and Exchange Commission	8-K	16.1	03/02/2022
21.1	Subsidiaries of the Registrant	10-K	21.1	04/17/2018
23.1*	Consent of Rosenberg Rich Baker Berman, P.A.
23.2*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
107*	Filing Fee Table

_________________

*	Filed herewith

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 27th day of December, 2023.

GROM SOCIAL ENTERPRISES, INC.

By:	/s/ Darren Marks
Darren Marks Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren Marks, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Darren Marks	Chief Executive Officer, President and Director	December 27, 2023
Darren Marks	(Principal Executive Officer)

/s/ Jason Willliams	Chief Financial Officer, Secretary and Treasurer	December 27, 2023
Jason Williams	(Principal Financial and Accounting Officer)

/s/ Dr. Thomas Rutherford	Director	December 27, 2023
Dr. Thomas Rutherford

/s/ Robert Stevens	Director	December 27, 2023
Robert Stevens

/s/ Norman Rosenthal	Director	December 27, 2023
Norman Rosenthal

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